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                                                                     Exhibit 4.4

                            THE DOW CHEMICAL COMPANY

                          SUPPLEMENTAL INDENTURE NO. 3

                      $1,000,000,000 5 1/4% Notes due 2004

      THIS SUPPLEMENTAL INDENTURE NO. 3, dated as of May 15, 2001 (the "Supplemental Indenture"), between THE DOW CHEMICAL COMPANY, a Delaware corporation (the "Company"), and BANK ONE TRUST COMPANY, NA, a national banking association, as successor in interest to The First National Bank of Chicago, as trustee (the "Trustee").

                            RECITALS OF THE COMPANY:

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 1, 1992, as supplemented by a first supplemental indenture thereto, dated as of January 1, 1994, and a second supplemental indenture thereto, dated as of October 1, 1999 (as supplemented by this Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of one or more Series of Securities;

      WHEREAS, Article Eight of the Indenture provides for various matters with respect to any Series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

      WHEREAS, Section 8.1(e) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any Series as permitted by Sections 2.1 and
2.3 of the Indenture; and

      WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

      NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

      For and in consideration of the premises and the issuance of the Series of Securities provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of each such Series as follows:
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                                   ARTICLE ONE

            RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

      SECTION 1.1 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

      SECTION 1.2 Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

           "Additional Interest" shall have the meaning set forth in the form of the Securities included as Exhibit A hereto.

           "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

           "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg.

           "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

           "Depositary" means The Depository Trust Company, its nominees and their respective successors.

           "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

           "Exchange Securities" means the Securities of the Company issued in exchange for Initial Securities pursuant to the Indenture and this Supplemental Indenture in connection with the Registered Exchange Offer.

           "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Supplemental Indenture.

           "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

           "IAI Securities" means all Initial Securities held by an IAI.

           "Initial Purchasers" means Salomon Smith Barney Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Banc One Capital Markets, Inc., RBC Dominion Securities


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      Corporation, The Williams Capital Group, L.P. and the other initial purchasers listed on Schedule I to the Purchase Agreement.

           "Initial Securities" means the Rule 144A Securities, the Regulation S Securities and the IAI Securities.

           "Participant" means members of, or participants in, the Depositary.

           "Private Exchange" means an offer by the Company, pursuant to the Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

           "Private Exchange Securities" means the Securities of the Company issued in exchange for Initial Securities pursuant to the Indenture and this Supplemental Indenture in connection with the Private Exchange pursuant to the Registration Agreement.

           "Purchase Agreement" means the Purchase Agreement dated May 8, 2001, among the Company and the Initial Purchasers.

           "QIB" means a "qualified institutional buyer" as defined in Rule
      144A.

           "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

           "Registration Agreement" means the Registration Rights Agreement dated May 15, 2001, among the Company and the Initial Purchasers.

           "Regulation S" means Regulation S under the Securities Act.

           "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

           "Restricted Period" with respect to any Securities means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Original Issue Date with respect to such Securities.

           "Restricted Securities Legend" means the legend set forth in Section 2.4(e)(i) herein.


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           "Rule 144A" means Rule 144A under the Securities Act.

           "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Securities" means the 5 1/4% Notes due May 14, 2004.

           "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who will initially be the Trustee.

           "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of the Initial Securities or Private Exchange Securities pursuant to Section 2(b) of the Registration Agreement.

           "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

      SECTION 1.3 Rules of Construction. For all purposes of this Supplemental
Indenture:

           (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

           (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

           (c) the terms "herein", "hereof', "hereunder" and other words of similar import refer to this Supplemental Indenture; and

           (d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

                                   ARTICLE TWO

                                 THE SECURITIES

      SECTION 2.1 Title of the Securities. There shall be a Series of Securities designated the 5 1/4% Notes due 2004.


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      SECTION 2.2 Limitation on Aggregate Principal Amount. The Securities will be initially issued in an aggregate principal amount of $1,000,000,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture or pursuant to and in accordance with the terms of the Registration Agreement); provided, that the Company may, without the consent of holders of the Securities, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Securities, which additional Securities will constitute a single Series of Securities under the Indenture.

      SECTION 2.3 Form and Dating.

      (a) General. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

      The Initial Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

      The Company hereby designates The Depository Trust Company as the initial Depositary for the Global Securities.

      In the event the Securities are listed on the Luxembourg Stock Exchange, the Company shall maintain an office or agency in Luxembourg where the Securities may be presented for registration of transfer or for exchange, an office or agency in Luxembourg where the Securities may be presented for payment and an office or agency where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served. The Company initially appoints Credit Agricole Indosuez Luxembourg as Paying Agent and transfer agent in Luxembourg, at 39 Allee Schoffer, L-2520 Luxembourg; Attention: Corporate Trust Department.

      (b) Global Securities. The Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule


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144A Global Security") and the Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities
Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the date of this Indenture, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

      (c) Book-Entry Provisions. This Section 2.3(c) shall apply only to a Global Security deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.3(c) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

      Participants shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

      (d) Definitive Securities. Except as provided in Section 2.5, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

      SECTION 2.4 Transfer and Exchange.


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      (a) Transfer and Exchange of Definitive Securities. When Definitive
Securities are presented to the Registrar with a request:

           (i) to register the transfer of such Definitive Securities; or

           (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (B) are accompanied by the following additional information and documents, as applicable:

                  (x) if such Definitive Securities are being delivered to the
            Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

                  (y) if such Definitive Securities are being transferred to the
            Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

                (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
           Section 2.4(e)(i).

      (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

           (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A,


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

      (B) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit B or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

           (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.5, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

      (c)  Transfer and Exchange of Global Securities.

           (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in a Rule 144A Global Security or an IAI Global Security to a transferee who takes delivery of such interest through a Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either a Regulation S Global Security or a Rule 144A Global Security for an interest in an IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.


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           (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

           (iii) Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.5), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

           (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.5 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.4 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

      (d) Restrictions on Transfer of Regulation S Global Security.

           (i) Prior to the expiration of the Restricted Period, interests in a Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in a Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Security to a transferee who takes delivery of such interest through a Rule 144A Global Security or a IAI Global Security shall be made only in accordance with the Applicable Procedures and upon receipt


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      by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in a Regulation S Global Security for an interest in a IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

           (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of the Indenture.

      (e) Legends for Securities

           (i) Except as permitted by the following paragraphs (ii), (iii), (iv) or (vi), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

           THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

           THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE


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           SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT
           OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      Each Security evidencing a Global Security offered and sold to QIBs pursuant to Rule 144A shall bear a legend in substantially the following form:

           EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
           SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      Each Definitive Security shall bear the following additional legend:

           IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

           (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in


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      writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

           (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Initial Securities or such Private Exchange Securities shall cease to apply and the requirements that any such Initial Securities or such Private Exchange Securities be issued in global form shall continue to apply.

           (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

           (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities be issued in global form shall continue to apply, and Private Exchange Securities in global form with the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Private Exchange.

           (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

      (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

      (g) Obligations with Respect to Transfers and Exchanges of Securities.

           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

           (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 8.5 or 12.3 of the Indenture).

           (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

           (iv) The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

           (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

      (h) No Obligation of the Trustee.

           (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

           (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      SECTION 2.5 Definitive Securities.

      (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.3 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section
2.4 and (i) the Company notifies the Trustee that the Depositary is no longer willing or able to act as a depositary or clearing system for the Securities or the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary or clearing system is not appointed by the Company within 90 days of such notice or cessation, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture, or (iii) upon the occurrence and continuation of an Event of Default.

      (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.5 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.5 shall be executed, authenticated and delivered only in denominations of $1,000 of principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.4, bear the Restricted Securities Legend.

      (c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under the Indenture or the Securities.

      (d) In the event of the occurrence of any of the events specified in
Section 2.5(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

      SECTION 3.1 Ratification. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

      SECTION 3.2 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

      SECTION 3.3 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 3 to be duly executed as of the day and year first above written.

                                          THE DOW CHEMICAL COMPANY

                                          By: /s/ G.E. Merszei
                                              ----------------------------------
                                          Name:  G.E. Merszei
                                          Title: Vice President and Treasurer


                                          BANK ONE TRUST COMPANY, NA,
                                             as Trustee

                                          By: /s/ Jeffrey L. Eubank
                                              ----------------------------------
                                          Name:  Jeffrey L. Eubank
                                          Title: Authorized Officer

                                    EXHIBIT A

                          Form of 5 1/4% Notes due 2004

                           [global securities legend]

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                            THE DOW CHEMICAL COMPANY

                          5 1/4% NOTES DUE MAY 14, 2004

CUSIP NO.   [260543 BM 4 -- for 144A]
            [U26054 AT 0 -- for Reg. S]
            [260543 BN 2 -- for IAI]
ISIN NO.    [US260543 BM 49 -- for 144A]
            [USU26054 AT 00 -- for Reg. S]
            [US260543 BN 22 -- for IAI]
No.                                              US$

      THE DOW CHEMICAL COMPANY, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth above or such other principal sum set forth on the Schedule attached hereto (which shall not exceed US$400,000,000) on May 14, 2004, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest (which term shall include any additional interest required to be paid upon the occurrence of a Registration Default (as defined below)), together with such additional amounts (if any) as are described in Section 2 on the reverse of this Note ("Additional Amounts"), thereon semi-annually on each May 14 and November 14, commencing November 14, 2001 and at maturity on said principal sum, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, from May 14 and November 14, as the case may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on this Security, in which case from May 15, 2001, until payment of said principal sum has been made or duly provided for, at the rate per annum specified in the title of this Security; provided, that in the event (each such event in clauses (i) through (v) below being referred to as a "Registration Default") that: (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th calendar day after the Closing Date, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day after the Closing Date, (iii) the Exchange Offer is not consummated on or prior to the 210th calendar day following the Closing Date, or (iv) if required, a Shelf Registration Statement with respect to the Registrable Securities is not filed with the Commission on or prior to the 30th calendar day after such filing obligation arises or is not declared effective on or prior to the 45th calendar day after the filing thereof, or (v) the Election Periods exceed, in the aggregate, 90 days during any 365 day period (each, a "Registration Default"), then, additional interest shall accrue on the Securities affected thereby over and above the interest rate set forth in the title to the Securities from and including the next day following each such Registration Default, in each case at a rate equal to 0.25% per annum; provided, that the aggregate additional interest will in no event exceed 0.25% per annum. Additional interest attributable to a Registration Default shall cease to accrue once such Registration Default is cured.

      The Company shall notify the Trustee within three Business Days after the occurrence of a Registration Default, and additional interest shall be paid by depositing with the Trustee, in trust for the benefit of the Holders entitled to receive the additional interest, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the additional interest then due. The additional interest due shall be payable on each interest payment date to the record Holder entitled to receive the interest payment to be paid on such date as set forth in the Indenture. For so long as the Securities are listed on the Luxembourg Stock Exchange, the Company shall also publish a notice of the requirement to pay additional interest in accordance with Section 12 on the reverse hereof.

      Payments of such principal and interest (and Additional Amounts, if any) shall be made at the office or agency of the Company in Chicago, Illinois, which, subject to the right of the Company to vary or terminate the appointment of such agency, shall initially be at the principal office of Bank One Trust Company, NA, One Bank One Plaza, Chicago, Illinois 60670-0126; provided, that payment of interest (and Additional Amounts, if any) may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security register; provided, further that so long as CEDE & CO. or another nominee of the Depository is the registered owner of this Security payments of principal and interest (and Additional Amounts, if any) will be made in immediately available funds through the Depository's Same-Day Funds `Settlement System. Notwithstanding the foregoing, if the date hereof is after May 1 or November 1, as the case may be, and before the following May 14 or November 14, this Security shall bear interest from such May 14 or November 14; provided, that if the Company shall default in the payment of interest due on such May 14 or November 14, then this Security shall bear interest from the next preceding May 14 or November 14, to which interest has been paid or, if no interest has been paid on this Security, from May 15, 2001. The interest (and Additional Amounts, if any) payable on any May 14 or November 14 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the May 1 or November 1, as the case may be, next preceding such May 14 or November 14, and the interest (and Additional Amounts, if any) payable at maturity will be payable to the person to whom the principal hereof shall be payable.

      Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                        [Signatures appear on next page]

      IN WITNESS WHEREOF, THE DOW CHEMICAL COMPANY has caused this instrument to be signed by facsimile by its duly authorized representative.

Dated: ___________, 2001


[SEAL]


Attest:                                  THE DOW CHEMICAL COMPANY



By: _________________________________    By: _________________________________
Name:                                    Name:
Title:                                   Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated herein referred to in the within- mentioned Indenture.

                                     BANK ONE TRUST COMPANY, NA,
                                       as Trustee


                                    By:_______________________________________
                                          Authorized Signatory

                            THE DOW CHEMICAL COMPANY

                          5 1/4% NOTES DUE MAY 14, 2004

      Section 1. General. This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1992, as supplemented by a supplemental indenture dated as of January 1, 1994, a second supplemental indenture dated as of October 1, 1999 and a third supplemental indenture dated as of May 15, 2001 (the "Indenture"), between the Company and Bank One Trust Company, NA, as successor in interest to The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof.

      Section 2. Payment of Additional Amounts. The Company shall pay to any Holder who is a Non-United States person (as defined below) such Additional Amounts as may be necessary in order that every net payment in respect of the principal, premium, if any, or interest, if any, on this Security, after deduction or withholding by the Company or any Paying Agent for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, shall not be less than the amount provided for herein to be then due and payable before any such deduction or withholding for or on account of any such tax, assessment or governmental charge; provided, however, that the foregoing obligation to pay such Additional Amounts shall not apply to:

           (a) any tax, assessment or other governmental charge which would not have been so imposed but for:

                (i) the existence of any present or former connection between such Holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder of, or holder of a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein; or

                (ii) such Holder's present or former status as a personal holding company or foreign personal holding company or controlled foreign corporation for United States federal income tax purposes or corporation which accumulates earnings to avoid United States federal income tax;

           (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

           (c) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge;

           (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of principal of, premium, if any, or interest, if any, on this Security;

           (e) any tax, assessment or other governmental charge imposed on interest received by a Holder or beneficial owner of this Security who actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended;

           (f) any tax, assessment or other governmental charge imposed as a result of the failure to comply with:

                (i) certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security, if such compliance is required by statute, or by regulation of the United States Treasury Department, as a precondition to relief or exemption from such tax, assessment or other governmental charge (including backup withholding); or

                (ii) any other certification, information, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such tax, assessment or other governmental charge;

           (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest, if any, on this Security, if such payment can be made without such withholding by at least one other Paying Agent;

           (h) any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive; or

           (i) any combination of items (a), (b), (c), (d), (e), (f), (g) or
      (h);

nor will such Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of this Security to the extent a settlor or beneficiary with respect to such fiduciary or a member of such partnership or a beneficial owner of this Security would not have been entitled to payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note. This Security is subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this Section 2, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

      As used in this Section 2 and in Section 3hereof:

            (a) the term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction;

            (b) the term "United States person" means a beneficial owner of the Notes that is for United States federal income tax purposes:

                (i) a citizen or resident of the United States;

                (ii) a corporation or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

                (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or

                (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States persons have the authority to control all substantial decisions of the trust; and

            (c) the term "Non-United States person" means a beneficial owner of the Notes that is, for United States federal income tax purposes:

                (i) a nonresident alien individual;

                (ii) a foreign corporation; or

                (iii) a nonresident alien fiduciary of a foreign estate or trust.

      Section 3. Redemption; Sinking Fund. (a) Except as provided in the next succeeding paragraph, the Securities are not redeemable prior to maturity.

           (b) If, as a result of:

                (i) any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision thereof or therein affecting taxation, which becomes effective after May 8, 2001 or which proposal is made after such date;

                (ii) any change in the official application or interpretation of such laws, including any official proposal for such a change, amendment or change in the application or interpretation of such laws, which change, amendment, application or interpretation is announced or becomes effective after May 8, 2001 or which proposal is made after such date; or

                (iii) any action taken by any taxing authority of the United States which action is taken or becomes generally known after May 8, 2001, or any commencement of a proceeding in a court of competent jurisdiction in the United States after such date, whether or not such action was taken or such proceeding was brought with respect to the Company;

      there is, in such case, in the written opinion of independent legal counsel of recognized standing to the Company, a material increase in the probability that the Company has or may become obligated to pay Additional Amounts in accordance with Section 2 hereof, and the Company in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it, not including assignment of this Security, this Security may be redeemed, as a whole but not in part, at the Company's option at any time thereafter, upon notice to the Trustee and the Holders in accordance with the provisions of the Indenture at a redemption price equal to 100% of the principal amount of this Security to be redeemed together with accrued interest thereon to the date fixed for redemption.

           (c) The Securities will not be subject to any sinking fund.

      Section 4. Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      Section 5. Modifications and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (and Additional Amounts, if any) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

      Section 6. Authorized Denominations. The Securities are issuable in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      Section 7. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in the City of Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the securities registrar (which shall initially be the Trustee, Bank One Trust Company, NA, One Bank One Plaza, Chicago, Illinois 60670-0126 (Attention:
Corporate Trust Department) or at such other address as it may designate as its principal corporate trust office in the City of Chicago), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      This Security is exchangeable for a Definitive Security only if (i) the Company notifies the Trustee that the Depositary is no longer willing or able to act as a depositary or clearing system for the Securities or the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary or clearing system is not appointed by the Company within 90 days of such notice or cessation, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture, or (iii) upon the occurrence and continuation of an Event of Default, provided that the definitive Notes so issued in exchange for this permanent Note shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent Note to be exchanged, and provided further that, unless the Company agrees otherwise, Notes of this Series in Definitive form will be issued in exchange for this permanent Note, or any portion hereof, only if such Notes in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent Note will not be entitled to receive physical delivery of Notes in Definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Section 8. Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      Section 9. No Recourse Against Certain Persons. No recourse for the payment of the principal or interest (and Additional Amounts, if any) on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Supplemental Indenture thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation of either of them, either directly or through the Company or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

      Section 10. Defeasance. The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon payment of all of the Securities of such series or upon the irrevocable deposit with the Trustee of cash or U.S. Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

      Section 11. Governing Law; Jurisdiction. The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

      Section 12. Notices. Notices to Holders shall be published in authorized daily newspapers in The City of New York, in London, and, so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg. Notice may be given by publication in The City of New York in The Wall Street Journal, in London in the Financial Times, and in Luxembourg in the Luxemburger Wort. Any notice given pursuant to these provisions shall be deemed to have been given on the date of publication or, if published more than once, on the date first published.

      Section 13. Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. All terms used in this Security which are defined in the Registration Agreement shall have the meanings assigned to them in the Registration Agreement.

      Section 14. Holders' Compliance with Registration Agreement. Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

      The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

      This Certificate relates to $_____________ principal amount of Securities held in (check applicable space) ___ book-entry or ___ definitive form by _________________________ (the "Transferor").

The Transferor (check one box below):

|_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

|_| has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

      In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)   |_|    to the Company; or

      (2)   |_|   pursuant to an effective registration statement under the
                  Securities Act of 1933; or

      (3)   |_|   inside the United States to a "qualified institutional
                  buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

      (4)   |_|   outside the United States in an offshore transaction
                  within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

      (5)   |_|   to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

      (6)   |_|   pursuant to another available exemption from registration
                  provided by Rule 144 under the Securities Act of 1933.

      Prior to the expiration of the period referred to in Rule 144(k), unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information satisfactory to the Company and the Trustee to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                          _____________________________________
                                          [INSERT NAME OF TRANSFEROR]



Dated: ______________________________    By:___________________________________

                              SCHEDULE OF EXCHANGES

      The following exchanges of a part of this Book-Entry Security have been made:


                                                                                                                     Signature of
                                                          Amount of increase in      Principal Amount of this         Authorized
                              Amount of decrease in        Principal Amount of         Book-Entry Security             signatory
           Date of             Principal Amount of           this Book-Entry         following such decrease         of Trustee or
          Exchange           this Book-Entry Security           Security                   (or increase)          Security Custodian
          --------           ------------------------     ---------------------      -----------------------      ------------------







                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:
I or we assign and transfer this Security to


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint _____________________________________agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date: ______________________ Your Signature: ___________________________________


--------------------------------------------------------------------------------
      Sign exactly as your name appears on the other side of this Security.

                                    EXHIBIT B

                  FORM OF TRANSFEREE LETTER OF REPRESENTATIONS

The Dow Chemical Company

In care of
Bank One Trust Company, NA
1 Bank One Plaza
Chicago, IL 60670-0126

Ladies and Gentlemen:

      This certificate is delivered to request a transfer of $___________ principal amount of the 5 1/4% Notes due 2004 (the "Securities") of The Dow Chemical Company (the "Company").

      Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

      The undersigned represents and warrants to you that:

      1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

      2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) in an offshore transaction within the meaning of, and in compliance with, Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                    TRANSFEREE:_________________________________


                                    By:_________________________________________


                                       B-2